Exhibit 5.1



                               GUZOV OFSINK, LLC
                               600 Madison Avenue
                            New York, New York 10022


                                                                   May 12, 2004

Board of Directors
Tengtu International Corp.
236 Avenue Road
Toronto, Ontario Canada M5R 2J4

           Re: Registration Statement on Form S-1

Gentlemen:

      We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of :

      (i) 20,027,397 shares of the Company's $.01 par value per share common stock (the "Common Stock") for resale (the "Resale Shares");

      (ii) 4,322,623 warrants to purchase the Company's Common Stock at an exercise price of $.75 per share (the "Share Warrants");

     (iii) the resale of 4,322,623 shares of the Company's Common Stock issuable upon exercise of the Share Warrants (the "Warrant Shares");

     (iv) the resale of up to 900,000 shares of the Company's Common Stock issuable upon conversion of the principal of, and accrued interest on, a convertible debenture in the principal amount of $1.2 million due December 15, 2004 (the "Debenture") which was issued in a private placement to Top Eagle Holdings, Ltd. on December 15, 2003 (the "Conversion Shares"); and

      (v) up to 675,000 shares of the Company's Common Stock issuable upon exercise of options granted to three persons under the Company's Incentive Stock Option Plan (the "Option Shares") and the resale of all of such Option Shares.

      In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Resale Shares, Warrant Shares, Conversion Shares, Option Shares and Share Warrants. In addition, in connection with the registration of the foregoing securities, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of such securities and copies of resolutions of the Company's Board of Directors authorizing the issuance of such securities and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

      Based upon the foregoing, we are of the opinion that:

      (1) The Resale Shares have been validly issued and are fully paid and non-assessable;

      (2) The Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor upon the exercise of the Share Warrants, will be validly issued, fully paid and non-assessable;

      (3) The Conversion Shares have been duly authorized, and, upon issuance and delivery pursuant to the terms of the Debenture, will be validly issued, fully paid and non-assessable;

      (4) The Warrants have been validly issued;

      (5) The Option Shares have been duly authorized, and upon issuance, delivery and payment therefor, upon the exercise of the applicable options pursuant to their terms, will be validly issued, fully paid and non-assessable.

      The Registration Statement also relates to (a) the resale by certain of the selling security holders of 34,086,281 shares of the Company's Common Stock previously registered pursuant to Registration Statement Nos. 333-67426, 333-98131 and 333-107026, (b) the resale by certain persons of up to 3,886,992 share warrants previously registered pursuant to Registration Statement No. 333-107026 and (c) the resale of up to 4,386,992 shares issuable upon exercise of share warrants.

      Opinions concerning the securities referred to in the preceding paragraph were filed with the applicable registration statements and no opinion as to such securities is expressed herein.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

           Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

           The opinions expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.

           We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.


                                            Very truly yours,

                                            /s/ Guzov Ofsink, LLC
                                            ---------------------
                                            Guzov Ofsink, LLC